Exhibit 10.3

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

AMENDMENT NO. 1 TO LEASE AND LEASE AGREEMENT

AMENDMENT NO. 1 TO LEASE AND LEASE AGREEMENT (this “Amendment”), dated as of May 15, 2025 (the “Effective Date”), between BOSTON PROPERTIES LIMITED PARTNERSHIP, a Delaware limited partnership, with offices at 101 Carnegie Center, Suite 104, Princeton, New Jersey 08540 (the “Landlord”) and ACADIA Pharmaceuticals Inc., a Delaware corporation, with its principal office at 12830 El Camino Real, Suite 400, San Diego, California 92130 (the “Tenant”), to the LEASE AND LEASE AGREEMENT, dated as of May 15, 2018, hereinafter referred to as the “502 Lease”.

BACKGROUND

Landlord’s affiliate and Tenant are entering into or have entered into a new lease (the “210 Lease”) for leased premises in 210 Carnegie Center (the “New Premises”). Landlord and Tenant hereby agree that, provided certain conditions are met in accordance with this Amendment, the 502 Lease shall terminate on the 502 Lease Termination Date (as hereinafter defined).

NOW, THEREFORE, for and in consideration of the premises and the covenants and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Landlord and the Tenant hereby amend the Lease, subject to all the terms and conditions set forth below:

1.
Defined Terms. Certain terms and phrases (generally those whose first letters are capitalized) that are defined in the 502 Lease shall retain their definitions set forth in the 502 Lease, except to the extent they may be deleted or modified in this Amendment. Terms and phrases, which are defined herein, but not otherwise defined in the 502 Lease, shall be added to the 502 Lease accordingly. Notwithstanding anything in this Amendment to the contrary, this Amendment is expressly conditioned and contingent upon the full execution and delivery by each party of the 210 Lease simultaneously with this Amendment.

2.
Termination of the 502 Lease. Provided that the Tenant has fully vacated the Leased Premises in accordance with this Amendment, the Landlord and Tenant hereby agree to terminate the 502 Lease on the “502 Lease Termination Date” as if such date was set forth in the 502 Lease as the natural expiration date thereof. The “502 Lease Termination Date” shall be five (5) days (the “Move Out Period”) after the Commencement Date (as that term is defined in the 210 Lease) of the 210 Lease. Provided Tenant complies with the terms and conditions of this Amendment, including but not limited to the restoration obligations set forth below, and provided further that Tenant duly vacates the Leased Premises by the 502 Lease Termination Date, Tenant shall not be obligated to pay Basic Rent for the Leased Premises during the Move Out Period.

3.
Tenant’s Surrender Obligations.

(a) Except as set forth in (b) below, Tenant is hereby relieved of Tenant’s surrender responsibilities and obligations under the 502 Lease, it being understood that Tenant shall have no obligation to remove any alterations, improvements or modifications to the Leased Premises.

(b) Notwithstanding the foregoing, Tenant shall be required to fully vacate the Leased Premises and by the 502 Lease Termination Date remove from the Leased Premises and the Building: (i) any antennas installed pursuant to Tenant’s antenna license; (ii) all of its personal property and furniture; and (iii) all cable and wiring in, under or above servicing the Leased Premises and Tenant’s failure to remove its personal property and fully vacate the Leased Premises in accordance with this Section 3(b) will delay the 502 Lease Termination Date to the extent of such delay, in which case, until such period of delay has ended, Tenant shall remain responsible for all of Tenant’s obligations under the 502 Lease, including but not limited to the obligation to pay Rent for the Leased Premises regardless of whether Tenant’s obligations under the 210 Lease have commenced.

Upon the 502 Lease Termination Date, Landlord, for itself and its affiliates, accepts Tenant's surrender of the Leased Premises as of such date and the 502 Lease shall terminate and Landlord and Tenant shall have no further obligation to each other under the 502 Lease. From and after the 502 Lease Termination Date, each party hereby releases each other from all claims, liabilities, and causes of action, whether at law or equity, known or unknown, which are related to the 502 Lease or the existing premises leased thereunder and which first arise out of transactions and occurrences after the 502 Lease Termination Date.

4.
Security Deposit. Within [***] days of the execution of the 210 Lease, Tenant shall provide Landlord with an amended or replacement letter of credit naming the 210 Landlord as the beneficiary; provided, however, that so long as Tenant is diligently pursuing such replacement letter of credit with its lender, Tenant shall have a reasonable extension of time to provide the same. Upon receipt of the replacement letter of credit, Landlord shall return the 502 Letter of Credit to the bank not later than within [***]days, provided however, that Tenant agrees that in the Event of a Default under the 502 Lease after the 502 Lease Termination Date, Landlord’s affiliate, 210 Associates Limited Partnership, shall be permitted to draw down on the replacement letter of credit, in an amount not to exceed $[***], to cover such Event of Default in accordance with Section 29 of the 502 Lease until the 502 Lease Termination Date. Landlord’s right to draw on the replacement letter of credit in accordance with the provisions of the 502 Lease shall be strictly limited to Events of Default under the 502 Lease that occurred prior to the 502 Lease Termination Date.

5.
Successors and Assigns. This Amendment shall be binding upon the parties hereto and their respective successors and assigns. The terms “Landlord” and “Tenant” and any pronoun referring thereto shall be deemed to include their respective heirs, executors, administrators, successors and assigns, including specifically that the term “Landlord” includes Landlord’s affiliate, 210 Associates Limited Partnership.

6.
Full Force and Effect. As amended by this Amendment, the 502 Lease continues in full force and effect.

7.
Electronic Counterparts. The parties acknowledge and agree that this Amendment may be executed by electronic signature, which shall be considered as an original signature for all purposes and shall have the same force and effect as an original signature. Without limitation, “electronic signature” shall include faxed versions of an original signature or electronically scanned and transmitted versions (e.g., via pdf) of an original signature.

8.
Should any transfer taxes be imposed by a governmental authority related to this Amendment or the surrender of the Leased Premises, Landlord is solely responsible for payment.

9.
In no event shall either party be liable for any consequential, special, or punitive damages; provided, however that solely with respect to a holdover by Tenant after the 502 Lease Termination Date, Landlord shall have its remedies as set forth in the 502 Lease for holdovers.

[SIGNATURE PAGE TO FOLLOW]

IN WITNESS WHEREOF, Tenant and Landlord have duly executed and delivered this Amendment solely for the purposes set forth above, all as of the date first above written.

LANDLORD:

BOSTON PROPERTIES LIMITED PARTNERSHIP,

a Delaware limited partnership

By: BXP, Inc., its general partner

By: /s/ Hilary Spann__________

Hilary Spann

Executive Vice President

TENANT:

ACADIA PHARMACEUTICALS, INC., a Delaware corporation

By: /s/ Catherine Owen Adams________

Name: Catherine Owen Adams

Title: Chief Executive Officer

By: /s/ Mark Schneyer_______

Name: Mark Schneyer

Title: EVP, Chief Financial Officer

ACCEPTED and AGREED BY THE UNDERSIGNED LANDLORD’S AFFILIATE:

210 ASSOCIATES LIMITED PARTNERSHIP, a New Jersey limited partnership

By: BP III LLC, a Delaware limited liability company, its general partner

By: BOSTON PROPERTIES LIMITED PARTNERSHIP, a Delaware limited partnership, its sole member

By: BXP, Inc., a Delaware corporation, its general partner

By: /s/ Hilary Spann_________

Name: Hilary Spann

Title: Executive Vice President